                                                       EXHIBIT 21


     ENSERCH Corporation, its subsidiaries and their subsidiaries and affiliates, respectively, on March 15, 1996, are listed below.

                                                     State or Country
   Name of Company                                     Incorporation


ENSERCH Corporation (unincorporated divisions include:     Texas
               Lone Star Gas Company,
               Lone Star Pipeline Company and
               Enserch Processing Company)
   Lone Star Energy Services, Inc.                         Texas
   Lone Star Gas Company of Texas, Inc.                    Texas
   National Pipeline Company                               Texas
       Enserch de Mexico S.A. de C.V.                     Mexico
           Enserch de Monterrey S.A. de C.V.              Mexico
   Enserch Gas Transmission Company                        Texas
   Ensat Pipeline Company                                  Texas
   Enserch Processing, Inc.                              Delaware
   Enserch Energy Services, Inc.                           Texas
       Enserch Gas Marketing, Inc.                         Texas
           Consolidated Energy Company                     Texas
           SunPacific Gas Company                       California
   DGS Holdings Corp.                                    Delaware
       DGS MultiFuels, Inc.                              Delaware
       DGS Trading, Inc.                                 Delaware
       Direct Gas Services Corp.                         Delaware
       Direct Gas Supply Corp.                           New York
       Industrial Energy Services Company              Pennsylvania
   Lone Star Energy Company                                Texas
       Fleet Star of Texas, L.C. (1)                       Texas
       TRANSTAR Technology, L.C. (1)                       Texas
       Lone Star Plant Analytical Services, Inc.           Texas
       Lone Star Energy Plant Operations, Inc.             Texas
       Lone Star Energy International Services, Inc.       Texas
       Lone Star Gas International, Inc.                   Texas
           Lone Star Gas Chile S.A.                        Chile
       LSE Canton Operations, Inc.                         Texas
   LS Energy, Inc.                                         Texas
   Enserch Development Corporation                         Texas
       Enserch Development Corporation One, Inc.         Delaware
       EDC Catskill Cogeneration, Inc.                   Delaware
       EDC Four Inc.                                     Delaware
       Enserch Development Corporation Hamakua, Inc.       Texas
       Enserch Development Corporation Hawaii, Inc.        Texas
       Enserch International Ltd.                      Cayman Islands
       Enserch International Services, Inc.                Texas
       EDC International (Karnataka No. 1) Ltd.        Cayman Islands
       EDC Northwest Cogeneration, Inc.                  Delaware
       EDC Palakkad Power Ltd.                         Cayman Islands
           EDC Palakkad One Holding Company              Mauritius
           EDC Palakkad Two Holding Company              Mauritius
       EDC Power Marketing, Inc.                           Texas
       EDC Rio Hondo, Inc.                               Delaware
       EDC Shaoxing Power Ltd.                         Cayman Islands
       Canton Power Partners I, Inc.                       Texas
       Canton Power Partners II, Inc.                      Texas
   Ensat Cogeneration Company                              Texas
   Enserch Exploration Holdings, Inc.                    Delaware
   Enserch Exploration, Inc.(2)                            Texas
       EEX Capital L.L.C.                                  Texas
           MIStS Issuer L.L.C.(3)                          Texas
       Enserch Offshore, Inc.                              Texas
       Enserch Oil & Gas, Inc.                             Texas
       Enserch Preferred Capital, Inc.                   Delaware
       DALEN Resources California Company                Delaware
       Corpus Christi Energy Company                     Delaware
       Corpus Christi Hydrocarbons Company               Delaware
       Enserch International Oil & Gas, Inc.               Texas
           Enserch International Exploration Ltd.      Cayman Islands
           Enserch Far East Ltd.                       Cayman Islands
           Enserch India, Inc.                             Texas
           Enserch Malaysia Ltd.                       Cayman Islands
           Enserch Middle East Ltd.                        Texas
           Enserch (U.K.) Oil & Gas Limited            United Kingdom
   Enserch International Investments Limited             Delaware
       Earl & Wright Ltd.*                             United Kingdom
       Enserch Holdings Limited*                       United Kingdom
       Humphreys & Glasgow Limited*                    United Kingdom
           Humphreys & Glasgow (Malaysia) Sdn. Bhd.      Malaysia
   Aleasco, Inc.                                         Alaska
   ENS Claims Management, Inc.                           Delaware
   Enserch Finance, Inc.                                   Texas
   ENSERCH Finance N.V.                             Netherlands Antilles
   ENS Holdings I, Inc.                                    Texas
   ENS Holdings, II, Inc.                                  Texas
   Enserch House, Inc.                                     Texas
   ENS Insurance Company                                  Vermont
   Enserch Shirley, Inc.                                  Delaware
   Enserch E&C Holdings, Inc.                              Nevada
       Enserch E&C, Inc.                                   Nevada
       ESICORP Industries Inc. (Delaware)                 Delaware
           Ebasco B.V.                                   Netherlands
           Ebasco Dorsch Consultants Inc. (4)             Delaware
           Enserch Engineers & Constructors, Inc.          Texas
           Ebasco Cayman Limited                       Cayman Islands
               Ebasco Services Singapore Pte. Ltd.        Singapore
           Ebasco Energy A.G.                            Switzerland
               Ebasco Espana, S.A.*(1)                      Spain
       ESICORP Risk Management Consultants, Inc.          New York
           Associated Company Management of
            Ebasco Limited                                 Bermuda
       Ebasco Services of Canada Limited                   Canada
       ESICORP Constructors International, Inc.*          Delaware
           ENS (U.K.) Limited                          United Kingdom
               ENS Limited                             United Kingdom
               Process Engineering International
                Limited                                United Kingdom
       ENS Equipment Corporation                          Delaware
       E & L Technologies Inc.                            Delaware
           E & L Associates, Inc.                        California
               E & L International, Inc.                 California
       Enserch Environmental Management Company, Inc.(5)  Delaware

________________________________

* Company in liquidation.
(1)    50% owned by parent corporation.
(2)    17% owned by public shareholders.
(3) .999% owned by EEX Capital L.L.C. and .001% owned by Enserch Preferred Capital, Inc.
(4)    80% owned by parent corporation.
(5)    67% owned by parent corporation.


   Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent. The financial statements of each subsidiary are included in the consolidated financial statements except that the equity method of accounting is used for subsidiaries in which the Corporation has 50% or less ownership. Such unconsolidated subsidiaries considered in the aggregate do not constitute a significant subsidiary.


                      Partnership Affiliates
                                                        State of
   Name of Company                                     Organization

Enserch Financing, L.P.                                    Texas
Enserch SACROC, Inc. (1)                                   Texas
Encogen One Partners, Ltd.                                 Texas
Encogen Hawaii, L.P.                                       Hawaii
Encogen Four Partners, L.P.                               Delaware
Encogen Frederickson, L.P.                                Delaware
Encogen Northwest, L.P.                                   Delaware
ENS Holdings Limited Partnership                            Texas
Gulf Coast Natural Gas Company**                            Texas
Lavair Cogeneration Limited Partnership                   Delaware
FinaStar Partnership**                                      Texas
Canton Power, L.P.                                          Texas


**General partnership.
(1) 99.65% owned by Enserch Financing, L.P. and .35% owned by ENS Holdings Limited Partnership.